Exhibit 99.1

Contact:
Marshall Loeb, President and CEO
Brent Wood, CFO
EastGroup Properties Announces	(601) 354-3555

Fourth Quarter and Year 2022 Results

Fourth Quarter 2022 Results

•Net Income Attributable to Common Stockholders of $0.89 Per Diluted Share for Fourth Quarter 2022 Compared to $1.75 Per Diluted Share for Fourth Quarter 2021 (Gains on Sales of Real Estate Investments Were $39 Million, or $0.95 Per Diluted Share, for Fourth Quarter 2021; There Were No Sales in Fourth Quarter 2022)
•Funds from Operations of $1.82 Per Share for Fourth Quarter 2022 Compared to $1.62 Per Share for Fourth Quarter 2021, an Increase of 12.3%
•Same Property Net Operating Income for the Same Property Pool Excluding Income From Lease Terminations Increased 7.1% on a Straight-Line Basis and 8.7% on a Cash Basis for Fourth Quarter 2022 Compared to the Same Period in 2021
•Operating Portfolio was 98.7% Leased and 98.3% Occupied as of December 31, 2022; Average Occupancy of Operating Portfolio was 98.4% for Fourth Quarter 2022 as Compared to 97.3% for Fourth Quarter 2021
•Rental Rates on New and Renewal Leases Increased an Average of 49.2% on a Straight-Line Basis
•Acquired 170.3 Acres of Development Land for Approximately $46 Million
•Started Construction of One Development Project Containing 351,000 Square Feet with Projected Total Costs of Approximately $45 Million
•Transferred Eight Development and Value-Add Projects Totaling 1,304,000 Square Feet to the Operating Portfolio, Which Are Collectively 100% Leased
•Development and Value-Add Program Consisted of 20 Projects in 12 Cities (4.0 Million Square Feet) at December 31, 2022 with a Projected Total Investment of Approximately $494 Million
•Declared 172nd Consecutive Quarterly Cash Dividend: $1.25 Per Share
•Closed $150 Million of Senior Unsecured Debt: $75 Million has an 11-Year Term and a Fixed Interest Rate of 4.90% and $75 Million has a 12-Year Term and a Fixed Interest Rate of 4.95%
•Agreed to Terms on a $100 Million Senior Unsecured Term Loan with a Fixed Interest Rate of 5.27% and a 7-Year Term
•Agreed to Terms to Expand the Borrowing Capacity of the Unsecured Bank Credit Facilities from $475 Million to $675 Million

Year 2022 Results

•Net Income Attributable to Common Stockholders of $4.36 Per Diluted Share for 2022 Compared to $3.90 Per Diluted Share for 2021
•Funds from Operations of $7.00 Per Share for 2022 Compared to $6.09 Per Share for 2021, an Increase of 14.9%
•Same Property Net Operating Income for the Same Property Pool Excluding Income From Lease Terminations for 2022 Increased 7.2% on a Straight-Line Basis and 8.9% on a Cash Basis Compared to 2021
•Average Occupancy of the Operating Portfolio was 98.0% for 2022 as Compared to 97.1% for 2021
•Rental Rates on New and Renewal Leases Increased an Average of 39.0% on a Straight-Line Basis

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

•Acquired Tulloch Corporation, the Owner of an Industrial Real Estate Portfolio Located within the San Francisco and Sacramento Markets, Comprised of 14 Properties Totaling Approximately 1.7 Million Square Feet and Two Land Parcels Totaling 10.5 Acres for Approximately $366 Million
•Acquired 1,044,000 Square Feet of Value-Add Properties for Approximately $123 Million
•Acquired 456.3 Acres of Development Land for Approximately $124 Million
•Started Construction of 14 Development Projects Containing 2,668,000 Square Feet with Projected Total Costs of $329 Million
•Transferred 19 Development and Value-Add Projects Totaling 3,638,000 Square Feet to the Real Estate Portfolio, Which are Collectively 99% Leased
•Sold Three Operating Properties Totaling 287,000 Square Feet for Approximately $52 Million (Gains of $41 Million Not Included in FFO)
•Closed $525 Million of Unsecured Debt with a Weighted Average Effective Fixed Interest Rate of 3.82%
•Repaid a $75 Million Unsecured Term Loan with a Fixed Interest Rate of 3.03%
•Refinanced a $100 Million Senior Unsecured Term Loan with Five Years Remaining, Reducing the Effective Fixed Interest Rate by 60 basis points to 1.80%
•Issued 393,406 Shares of Common Stock Pursuant to the Company’s Continuous Common Equity Offering Program at an Average Price of $194.17 Per Share for Aggregate Net Proceeds of approximately $75 Million

JACKSON, MISSISSIPPI, February 7, 2023 - EastGroup Properties, Inc. (NYSE: EGP) (the “Company”, “we”, “us” or “EastGroup”) announced today the results of its operations for the three and twelve months ended December 31, 2022.

Commenting on EastGroup’s performance, Marshall Loeb, CEO, stated, “Our team continues delivering solid, consistent results as evidenced by fourth quarter growth in FFO per share of more than 12%. Further, our annual FFO per share growth was approximately 15%, which comes on top of last year’s record results. The day-to-day industrial market remains strong as evidenced by a number of metrics such as our percent leased, percent occupied, record quarterly and annual releasing spreads and same store net operating income growth. And while we’re proud of these operational results, we remain mindful of the global economic unease. As a result, we’re being judicious with capital allocation and incremental risk. This type of economic climate is one of the primary reasons we’ve brought our overall leverage and floating rate debt ratios down the past few years. Longer term, I remain bullish on the continued growth prospects for our shallow bay, last mile Sunbelt market portfolio.”

EARNINGS PER SHARE

Three Months Ended December 31, 2022
On a diluted per share basis, earnings per common share (“EPS”) were $0.89 for the three months ended December 31, 2022, compared to $1.75 for the same period of 2021. The Company’s property net operating income (“PNOI”) increased by $16,779,000 ($0.38 per share) for the three months ended December 31, 2022, as compared to the same period of 2021. EastGroup recognized no gains on sales of real estate investments in the three months ended December 31, 2022, compared to $38,859,000 ($0.95 per share) for the three months ended December 31, 2021. Depreciation and amortization expense increased by $7,385,000 ($0.17 per share) during the three months ended December 31, 2022, as compared to the same period of 2021.

Twelve Months Ended December 31, 2022
Diluted EPS for the twelve months ended December 31, 2022 were $4.36 compared to $3.90 for the same period of 2021. PNOI increased by $58,798,000 ($1.38 per share) for the twelve months ended December 31, 2022, as compared to the same period of 2021. EastGroup recognized gains on sales of real estate investments of $40,999,000 ($0.96 per share) during the twelve months ended December 31, 2022, compared to $38,859,000 ($0.96 per share) during the same period of 2021. Depreciation and amortization expense increased by $26,539,000 ($0.62 per share) during the twelve months ended December 31, 2022, as compared to the same period of 2021.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

FUNDS FROM OPERATIONS AND PROPERTY NET OPERATING INCOME

Three Months Ended December 31, 2022
For the three months ended December 31, 2022, funds from operations attributable to common stockholders (“FFO”) were $1.82 per share compared to $1.62 per share during the same period of 2021, an increase of 12.3%.

PNOI increased by $16,779,000, or 21.5%, during the three months ended December 31, 2022, compared to the same period of 2021. PNOI increased $8,476,000 from newly developed and value-add properties, $4,942,000 from same property operations (based on the same property pool), and $4,198,000 from 2021 and 2022 acquisitions; PNOI decreased $678,000 from operating properties sold in 2021 and 2022.

Same PNOI Excluding Income from Lease Terminations increased 7.1% on a straight-line basis for the three months ended December 31, 2022, compared to the same period of 2021; on a cash basis (excluding straight-line rent adjustments and amortization of above/below market rent intangibles), Same PNOI increased 8.7%.

On a straight-line basis, rental rates on new and renewal leases (3.7% of total square footage) increased an average of 49.2% during the three months ended December 31, 2022.

Twelve Months Ended December 31, 2022
FFO for the twelve months ended December 31, 2022, was $7.00 per share compared to $6.09 per share during the same period of 2021, an increase of 14.9%.

PNOI increased by $58,798,000, or 19.9%, during the twelve months ended December 31, 2022, compared to the same period of 2021. PNOI increased $27,392,000 from newly developed and value-add properties, $20,084,000 from same property operations (based on the same property pool), and $14,894,000 from 2021 and 2022 acquisitions; PNOI decreased $3,026,000 from operating properties sold in 2021 and 2022.

Same PNOI Excluding Income from Lease Terminations increased 7.2% on a straight-line basis for the twelve months ended December 31, 2022, compared to the same period of 2021; on a cash basis (excluding straight-line rent adjustments and amortization of above/below market rent intangibles), Same PNOI increased 8.9%.

On a straight-line basis, rental rates on new and renewal leases (17.7% of total square footage) increased an average of 39.0% during the twelve months ended December 31, 2022.

The same property pool for the three and twelve months ended December 31, 2022 includes properties which were included in the operating portfolio for the entire period from January 1, 2021 through December 31, 2022; this pool is comprised of properties containing 43,349,000 square feet.

FFO, PNOI and Same PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Same PNOI, and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

ACQUISITIONS AND DISPOSITIONS

During the three months ended December 31, 2022, the Company closed on the acquisition of development land in four different markets:
•Greenway Land – 60.9 acres of land in Atlanta, acquired for $5,785,000, that will accommodate the future development of five buildings containing approximately 739,000 square feet. In the Atlanta market, the Company owns 1,312,000 square feet of operating properties, which are 100% leased as of February 6, 2023.

•Cameron Land – 87.5 acres of land in Austin, acquired for $30,776,000, that will accommodate the future development of seven buildings containing approximately 1,007,000 square feet. In the Austin market, the
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

Company owns 1,322,000 square feet of operating properties, which are 97.8% leased as of February 6, 2023.

•Eisenhauer Point 13-14 Land – 11.2 acres of land in San Antonio, acquired for $2,742,000, that will accommodate the future development of two buildings containing approximately 156,000 square feet. This land is adjacent to the Company’s existing Eisenhauer Point development, which consists of 958,000 square feet and is 100% leased as of February 6, 2023.

•MCO Logistics Center Land – 10.7 acres of land in Orlando, acquired for $6,769,000, that will accommodate the future development of a building totaling approximately 167,000 square feet. This acquisition is adjacent to the Orlando International Airport and supports the Company’s effort to further expand its presence in Southeast Orlando.

Also in the three months ended December 31, 2022, the Company acquired the 1% noncontrolling partnership interest in Speed Distribution Center in San Diego for $18,599,000. EastGroup owns and now controls 100% of the property.

In aggregate, during 2022, EastGroup acquired 1,706,000 square feet of operating properties for $359,130,000, 1,044,000 square feet of value-add properties for $122,921,000, 456.3 acres of development land for $123,717,000, and the 1% noncontrolling partnership interest in Speed Distribution Center for $18,599,000.

Also during the year ended December 31, 2022, the Company sold three operating properties totaling 287,000 square feet, for $52,410,000. The sales generated gains of $40,999,000, which are included in Gain on sales of real estate investments; the gains are excluded from FFO.

DEVELOPMENT AND VALUE-ADD PROPERTIES

During the fourth quarter of 2022, EastGroup began construction of one new development project in Fort Worth, which will contain a total of 351,000 square feet and has projected total costs of $45,000,000.

The development projects started during 2022 are detailed in the table below:

Development Projects Started in 2022	Location	Size	Actual or Anticipated Conversion Date	Projected Total Costs
		(Square feet)		(In thousands)

World Houston 47	Houston, TX	139,000	11/2022	$18,600
Horizon West 4	Orlando, FL	295,000	12/2022	29,500
SunCoast 11	Fort Myers, FL	79,000	04/2023	9,900
Arlington Tech 3	Fort Worth, TX	77,000	02/2024	10,300
Gateway 2	Miami, FL	133,000	02/2024	23,700
Hillside 1	Greenville, SC	122,000	02/2024	11,600
Horizon West 1	Orlando, FL	97,000	03/2024	13,200
Steele Creek 11 & 12	Charlotte, NC	241,000	04/2024	25,900
Springwood 1 & 2	Houston, TX	292,000	05/2024	33,300
Stonefield 35 1-3	Austin, TX	274,000	06/2024	35,300
SunCoast 10	Fort Myers, FL	100,000	06/2024	13,600
Basswood 3-5	Fort Worth, TX	351,000	08/2024	45,000
McKinney 1 & 2	Dallas, TX	172,000	08/2024	27,300
Cass White 1 & 2	Atlanta, GA	296,000	10/2024	31,900
Total Development Projects Started		2,668,000		$329,100

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

At December 31, 2022, EastGroup’s development and value-add program consisted of 20 projects (3,981,000 square feet) in 12 cities. The projects, which were collectively 38% leased as of February 6, 2023, have a projected total cost of $494,100,000, of which $169,269,000 remained to be funded as of December 31, 2022.

During the fourth quarter of 2022, EastGroup transferred eight projects to the operating portfolio (at the earlier of 90% occupancy or one year after completion/value-add acquisition date). The projects, which are located in seven different cities, contain 1,304,000 square feet and were collectively 100% leased as of February 6, 2023.

The development and value-add properties transferred to the operating portfolio during 2022 are detailed in the table below:

Development and Value-Add Properties Transferred to the Operating Portfolio in 2022	Location	Size	Conversion Date	Cumulative Cost as of 12/31/22	Percent Leased as of 2/6/23
		(Square feet)		(In thousands)
Access Point 1 (1)	Greenville, SC	156,000	01/2022	$13,046	100%
Speed Distribution Center	San Diego, CA	519,000	03/2022	72,428	100%
Access Point 2 (1)	Greenville, SC	159,000	05/2022	12,336	100%
Grand Oaks 75 3	Tampa, FL	136,000	06/2022	11,644	100%
Siempre Viva 3-6 (1)	San Diego, CA	547,000	06/2022	133,246	100%
Steele Creek 8	Charlotte, NC	72,000	07/2022	8,291	100%
CreekView 9 & 10	Dallas, TX	145,000	08/2022	16,176	100%
Gateway 3	Miami, FL	133,000	08/2022	18,456	100%
Ridgeview 3	San Antonio, TX	88,000	08/2022	9,400	100%
Americas Ten 2	El Paso, TX	169,000	09/2022	14,403	100%
Horizon West 2 & 3	Orlando, FL	210,000	09/2022	18,860	83%
Mesa Gateway (1)	Phoenix, AZ	147,000	11/2022	18,946	100%
World Houston 47	Houston, TX	139,000	11/2022	17,263	100%
45 Crossing	Austin, TX	177,000	12/2022	25,302	100%
Basswood 1 & 2	Fort Worth, TX	237,000	12/2022	23,980	100%
Horizon West 4	Orlando, FL	295,000	12/2022	25,308	100%
SunCoast 12	Fort Myers, FL	79,000	12/2022	8,335	100%
Tri-County Crossing 5	San Antonio, TX	106,000	12/2022	11,151	100%
Tri-County Crossing 6	San Antonio, TX	124,000	12/2022	10,373	100%
Total Projects Transferred		3,638,000		$468,944	99%

Projected Stabilized Yield (2)	7.1%

(1) Represents value-add acquisitions.
(2) Weighted average yield based on projected stabilized annual property net operating income on a straight-line basis at 100% occupancy divided by projected total costs.

Subsequent to quarter-end, EastGroup began construction of two additional projects. Riverside 1 & 2 in Atlanta will contain 284,000 square feet and has a projected total cost of approximately $34,000,000. In Orlando, Horizon West 10, which will contain 357,000 square feet, has a projected total cost of approximately $45,000,000.

DIVIDENDS

EastGroup declared a cash dividend of $1.25 per share in the fourth quarter of 2022. The fourth quarter dividend, which was paid on January 13, 2023, was the Company’s 172nd consecutive quarterly cash distribution to shareholders.  The Company has increased or maintained its dividend for 30 consecutive years and has increased it 27 years over that period, including increases in each of the last 11 years.  The annualized dividend rate of $5.00 per share yielded 2.9% on the closing stock price of $171.62 on February 6, 2023.
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 22.4% at December 31, 2022.  The Company’s interest and fixed charge coverage ratio was 7.81x and 8.77x for the three and twelve months ended December 31, 2022, respectively. The Company’s ratio of debt to earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) was 5.12x and 5.52x for the three and twelve months ended December 31, 2022, respectively. EBITDAre and the Company’s interest and fixed charge coverage ratio are non-GAAP financial measures defined under Definitions later in this release. Reconciliations of Net Income to EBITDAre and the Company’s interest and fixed charge coverage ratio are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

During the fourth quarter, EastGroup issued and sold 1,500 shares of common stock under its continuous common equity offering program at an average price of $163.33 per share, providing aggregate net proceeds to the Company of approximately $186,000. During the twelve months ended December 31, 2022, EastGroup issued and sold 393,406 shares of common stock under the continuous common equity offering program at an average price of $194.17 per share, providing aggregate net proceeds to the Company of approximately $75,375,000. EastGroup also issued 1,868,809 shares of the Company’s common stock in connection with the acquisition of real estate during the twelve months ended December 31, 2022.

As previously announced, the Company and a group of lenders agreed to terms on the private placement of two senior unsecured notes totaling $150,000,000. One note for $75,000,000 has an 11-year term and a fixed interest rate of 4.90% with semi-annual interest-only payments. The other $75,000,000 note has a 12-year term and a fixed interest rate of 4.95% with semi-annual interest-only payments. The notes, dated August 16, 2022, were issued and sold on October 12, 2022. The notes will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

During the fourth quarter, the Company agreed to terms on a $100,000,000 senior unsecured term loan with interest only payments, bearing interest at the annual rate of SOFR plus an applicable margin based on the Company’s senior unsecured long-term debt rating. The loan closed and funded in January 2023 and has a seven-year term. The Company also entered into an interest rate swap agreement to convert the loan’s SOFR rate component to a fixed interest rate for the entire term of the loan, providing a total effective fixed interest rate of 5.27%.

During the three months ended December 31, 2022, EastGroup and a group of banks agreed to expand the capacity on its unsecured bank credit facilities from $475 million to $675 million effective January 2023. In conjunction with the amendment, LIBOR was replaced by SOFR as the benchmark interest rate. The maturity date remains July 30, 2025.

During the twelve months ended December 31, 2022, the Company closed a total of $525,000,000 in unsecured debt with a weighted average interest rate of 3.82%. Also during 2022, EastGroup repaid a maturing $75,000,000 senior unsecured term loan with an effective fixed interest rate of 3.03%. The Company also refinanced a $100,000,000 senior unsecured term loan with five years remaining and reduced the effective fixed interest rate by 60 basis points to 1.80% during 2022.
COMPANY UPDATES

David H. Hoster II, Chairman of the Company’s Board of Directors (the “Board”), and Hayden C. Eaves III, a member of the Board, will not be standing for re-election at the Company’s upcoming 2023 Annual Meeting of Shareholders. Mr. Hoster has served as Chairman of the Board since 2016 and as a director since 1993. He also served as the Company’s Chief Executive Officer from 1997 to 2015 and President from 1993 to 2015. Mr. Eaves has served as a director since 2002, and he currently serves on the Board’s Compensation Committee.

Mr. Loeb stated, “I would like to thank David and Hayden for their leadership, guidance and service to the Company over the years. As CEO and later as Chairman, David led the Company through various economic cycles
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

and periods of growth, while helping build the positive culture we enjoy today. His leadership and industrial real estate knowledge and expertise have been valuable to the Company and the Board. Hayden has made significant contributions to the Board through his years of experience in the real estate market, including real estate development and operations. Both David and Hayden have played important roles in the success of the Company, and we thank them both for their contributions.”

OUTLOOK FOR 2023

EPS for 2023 is estimated to be in the range of $3.22 to $3.42.  FFO per share attributable to common stockholders for 2023 is estimated to be in the range of $7.30 to $7.50. The table below reconciles projected net income attributable to common stockholders to projected FFO. The Company is providing a projection of estimated net income attributable to common stockholders solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

EastGroup’s projections are based on management’s current beliefs and assumptions about our business, the industry and the markets in which we operate; there are known and unknown risks and uncertainties associated with these projections. We assume no obligation to update publicly any forward-looking statements, including our outlook for 2023, whether as a result of new information, future events or otherwise. Please refer to the “Forward-Looking Statements” disclosures included in this earnings release and “Risk Factors” disclosed in our annual and quarterly reports filed with the Securities and Exchange Commission for more information.

	Low Range		High Range
	Q1 2023	Y/E 2023	Q1 2023	Y/E 2023
	(In thousands, except per share data)

Net income attributable to common stockholders	$33,789	141,496	37,279	150,276
Depreciation and amortization	42,466	179,162	42,466	179,162
Funds from operations attributable to common stockholders*	$76,255	320,658	79,745	329,438

Diluted shares	43,628	43,902	43,628	43,902
Per share data (diluted):
Net income attributable to common stockholders	$0.77	3.22	0.85	3.42
Funds from operations attributable to common stockholders	1.75	7.30	1.83	7.50

*This is a non-GAAP financial measure. Please refer to Definitions.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

The following assumptions were used for the mid-point:

Metrics	Initial Guidance for Year 2023	Actual for Year 2022
FFO per share	$7.30 - $7.50	$7.00
FFO per share increase over prior year	5.7%	14.9%
Same PNOI growth: cash basis(1)	5.5% - 6.5%(2)	8.9%
Average month-end occupancy - operating portfolio	96.7% - 97.7%	98.0%
Lease termination fee income	$1.0 million	$2.7 million
Reserves of uncollectible rent (Currently no identified bad debt for 2023)	$2.0 million	$138,000
Development starts:
Square feet	2.7 million	2.7 million
Projected total investment	$330 million	$329 million
Value-add property acquisitions (Projected total investment)	none	$135 million
Operating property acquisitions	$50 million	$378 million
Operating property dispositions (Potential gains on dispositions are not included in the projections)	$70 million	$52 million
Unsecured debt closing in period	$350 million at 5.00% weighted average interest rate	$525 million at 3.82% weighted average interest rate
Common stock issuances	$100 million	$75 million
General and administrative expense	$17.4 million	$16.4 million

(1) Excludes straight-line rent adjustments, amortization of market rent intangibles for acquired leases and income from lease terminations.
(2) Includes properties which have been in the operating portfolio since 1/1/22 and are projected to be in the operating portfolio through 12/31/23; includes 46,583,000 square feet.

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions: (1) funds from operations attributable to common stockholders (“FFO”) and (2) property net operating income (“PNOI”), as defined below.

FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”).  Nareit’s guidance allows preparers an option as it pertains to whether gains or losses on sale, or impairment charges, on real estate assets incidental to a real estate investment trust’s (“REIT’s”) business are excluded from the calculation of FFO. EastGroup has made the election to exclude activity related to such assets that are incidental to our business. FFO is calculated as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains and losses from sales of real estate property (including other assets incidental to the Company’s business) and impairment losses, adjusted for real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI is defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company’s share of income and property operating expenses from its less-than-wholly-owned real estate investments. EastGroup sometimes refers to PNOI from Same Properties as “Same PNOI” in this press release and the accompanying reconciliation; the Company also presents Same PNOI Excluding Income from Lease Terminations. The Company presents Same PNOI and Same PNOI Excluding Income from Lease Terminations as a property-level supplemental measure of performance used to evaluate the performance of the Company’s investments in real estate assets and its operating results on a same property basis. The Company believes it is useful to evaluate Same PNOI Excluding Income from Lease Terminations on both a
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

straight-line and cash basis. The straight-line basis is calculated by averaging the customers’ rent payments over the lives of the leases; GAAP requires the recognition of rental income on a straight-line basis. The cash basis excludes adjustments for straight-line rent and amortization of market rent intangibles for acquired leases; cash basis is an indicator of the rents charged to customers by the Company during the periods presented and is useful in analyzing the embedded rent growth in the Company’s portfolio. “Same Properties” is defined as operating properties owned during the entire current period and prior year reporting period. Operating properties are stabilized real estate properties (land including building and improvements) that make up the Company’s operating portfolio. Properties developed or acquired are excluded from the same property pool until held in the operating portfolio for both the current and prior year reporting periods. Properties sold during the current or prior year reporting periods are also excluded.

FFO and PNOI are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

The Company’s chief decision makers also use Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) in making decisions. EBITDAre is computed in accordance with standards established by Nareit and defined as Net Income, adjusted for gains and losses from sales of real estate investments, non-operating real estate and other assets incidental to the Company’s business, interest expense, income tax expense, depreciation and amortization. EBITDAre is a non-GAAP financial measure used to measure the Company’s operating performance and its ability to meet interest payment obligations and pay quarterly stock dividends on an unleveraged basis.

EastGroup’s chief decision makers also use its Debt-to-EBITDAre ratio, a non-GAAP financial measure calculated by dividing the Company’s debt by its EBITDAre, in analyzing the financial condition and operating performance of the Company relative to its leverage.

The Company’s interest and fixed charge coverage ratio is a non-GAAP financial measure calculated by dividing the Company’s EBITDAre by its interest expense. We believe this ratio is useful to investors because it provides a basis for analysis of the Company’s leverage, operating performance and its ability to service the interest payments due on its debt.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its fourth quarter, review the Company’s current operations, and present its earnings outlook for 2023 on Wednesday, February 8, 2023, at 11:00 a.m. Eastern Time.  A live broadcast of the conference call is available by dialing 1-888-346-0688 (conference ID: EastGroup) or by webcast through a link on the Company’s website at www.eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available until Wednesday, February 15, 2023.  The telephone replay can be accessed by dialing 1-877-344-7529 (access code 5810289), and the webcast replay can be accessed through a link on the Company’s website at www.eastgroup.net.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available under Quarterly Results in the Investor Relations section of the Company’s website at www.eastgroup.net or upon request by calling the Company at 601-354-3555.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

COMPANY INFORMATION

EastGroup Properties, Inc. (NYSE: EGP), a member of the S&P Mid-Cap 400 and Russell 1000 Indexes, is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being a leading provider in its markets of functional, flexible and quality business distribution space for location sensitive customers (primarily in the 20,000 to 100,000 square foot range).  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  The Company’s portfolio, including development projects and value-add acquisitions in lease-up and under construction, currently includes approximately 56.6 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at www.eastgroup.net.

The Company announces information about the Company and its business to investors and the public using the Company's website (eastgroup.net), including the investor relations website (investor.eastgroup.net), filings with the Securities and Exchange Commission, press releases, public conference calls, and webcasts. The Company also uses social media to communicate with its investors and the public. While not all the information that the Company posts to the Company's website or on the Company's social media channels is of a material nature, some information could be deemed to be material. Therefore, the Company encourages investors, the media, and others interested in the Company to review the information that it posts on the social media channels, including Facebook (facebook.com/eastgroupproperties), Twitter (twitter.com/eastgroupprop), and LinkedIn (linkedin.com/company/eastgroup-properties-inc). The list of social media channels that the company uses may be updated on its investor relations website from time to time. The information contained on, or that may be accessed through, our website or any of our social media channels is not incorporated by reference into, and is not a part of, this document.

FORWARD-LOOKING STATEMENTS

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “expects,” “anticipates,” “believes,” “targets,” “intends,” “should,” “estimates,” “could,” “continue,” “assume,” “projects,” “goals,” or “plans” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to:

•international, national, regional and local economic conditions;
•disruption in supply and delivery chains;
•construction costs could increase as a result of inflation impacting the costs to develop properties;
•availability of financing and capital, increase in interest rates, and ability to raise equity capital on attractive terms;
•financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest, and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;
•our ability to retain our credit agency ratings;
•our ability to comply with applicable financial covenants;
•the competitive environment in which the Company operates;
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

•fluctuations of occupancy or rental rates;
•potential defaults (including bankruptcies or insolvency) on or non-renewal of leases by tenants, or our ability to lease space at current or anticipated rents, particularly in light of impacts of inflation;
•potential changes in the law or governmental regulations and interpretations of those laws and regulations, including changes in real estate laws or REIT or corporate income tax laws, and potential increases in real property tax rates;
•our ability to maintain our qualification as a REIT;
•acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections;
•natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes;
•pandemics, epidemics or other public health emergencies, such as the coronavirus pandemic;
•the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates;
•credit risk in the event of non-performance by the counterparties to our interest rate swaps;
•the discontinuation of London Interbank Offered Rate;
•lack of or insufficient amounts of insurance;
•litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;
•our ability to attract and retain key personnel;
•risks related to the failure, inadequacy or interruption of our data security systems and processes;
•potentially catastrophic events such as acts of war, civil unrest and terrorism; and
•environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us.

All forward-looking statements should be read in light of the risks identified in Part I, Item 1A. Risk Factors within the Company’s most recent Annual Report on Form 10-K and in its subsequent Quarterly Reports on Form 10-Q.
The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
REVENUES
Income from real estate operations	$129,797	107,349	486,817	409,412
Other revenue	43	23	208	63
	129,840	107,372	487,025	409,475
EXPENSES
Expenses from real estate operations	35,272	29,557	133,915	115,078
Depreciation and amortization	40,559	33,174	153,638	127,099
General and administrative	3,859	3,623	16,362	15,704
Indirect leasing costs	136	103	546	700
	79,826	66,457	304,461	258,581
OTHER INCOME (EXPENSE)
Interest expense	(11,648)	(8,072)	(38,499)	(32,945)
Gain on sales of real estate investments	—	38,859	40,999	38,859
Other	322	209	1,210	830
NET INCOME	38,688	71,911	186,274	157,638
Net income attributable to noncontrolling interest in joint ventures	(17)	(22)	(92)	(81)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	38,671	71,889	186,182	157,557
Other comprehensive income (loss) - interest rate swaps	(4,757)	3,778	35,069	12,054
TOTAL COMPREHENSIVE INCOME	$33,914	75,667	221,251	169,611

BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.89	1.76	4.37	3.91
Weighted average shares outstanding	43,472	40,844	42,599	40,255
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.89	1.75	4.36	3.90
Weighted average shares outstanding	43,593	41,011	42,712	40,377

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$38,671	71,889	186,182	157,557
Depreciation and amortization	40,559	33,174	153,638	127,099
Company’s share of depreciation from unconsolidated investment	31	34	124	136
Depreciation and amortization from noncontrolling interest	(3)	—	(17)	—
Gain on sales of real estate investments	—	(38,859)	(40,999)	(38,859)
FUNDS FROM OPERATIONS (“FFO”) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$79,258	66,238	298,928	245,933

NET INCOME	$38,688	71,911	186,274	157,638
Interest expense (1)	11,648	8,072	38,499	32,945
Depreciation and amortization	40,559	33,174	153,638	127,099
Company’s share of depreciation from unconsolidated investment	31	34	124	136
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (“EBITDA”)	90,926	113,191	378,535	317,818
Gain on sales of real estate investments	—	(38,859)	(40,999)	(38,859)
EBITDA FOR REAL ESTATE (“EBITDAre”)	$90,926	74,332	337,536	278,959

Debt	$1,861,744	1,451,778	1,861,744	1,451,778
Debt-to-EBITDAre ratio	5.12	4.88	5.52	5.20
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.89	1.75	4.36	3.90
FFO attributable to common stockholders	$1.82	1.62	7.00	6.09
Weighted average shares outstanding for EPS and FFO purposes	43,593	41,011	42,712	40,377

(1)  Net of capitalized interest of $3,878 and $2,342 for the three months ended December 31, 2022 and 2021, respectively; and $12,393 and $9,028 for the twelve months ended December 31, 2022 and 2021, respectively.

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Continued)
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021

NET INCOME	$38,688	71,911	186,274	157,638
Gain on sales of real estate investments	—	(38,859)	(40,999)	(38,859)
Interest income	(58)	—	(100)	(6)
Other revenue	(43)	(23)	(208)	(63)
Indirect leasing costs	136	103	546	700
Depreciation and amortization	40,559	33,174	153,638	127,099
Company’s share of depreciation from unconsolidated investment	31	34	124	136
Interest expense (1)	11,648	8,072	38,499	32,945
General and administrative expense (2)	3,859	3,623	16,362	15,704
Noncontrolling interest in PNOI of consolidated joint ventures	(21)	(15)	(105)	(61)
PROPERTY NET OPERATING INCOME (“PNOI”)	94,799	78,020	354,031	295,233
PNOI from 2021 and 2022 acquisitions	(5,712)	(1,514)	(17,146)	(2,252)
PNOI from 2021 and 2022 development and value-add properties	(12,306)	(3,830)	(37,329)	(9,937)
PNOI from 2021 and 2022 operating property dispositions	—	(678)	(237)	(3,263)
Other PNOI	102	(57)	323	(223)
SAME PNOI (Straight-Line Basis)	76,883	71,941	299,642	279,558
Net lease termination fee income from same properties	(311)	(464)	(1,426)	(1,411)
SAME PNOI EXCLUDING INCOME FROM LEASE TERMINATIONS (Straight-Line Basis)	76,572	71,477	298,216	278,147
Straight-line rent adjustments for same properties	(362)	(1,331)	(1,926)	(5,744)
Acquired leases - market rent adjustment amortization for same properties	(106)	(121)	(437)	(662)
SAME PNOI EXCLUDING INCOME FROM LEASE TERMINATIONS (Cash Basis)	$76,104	70,025	295,853	271,741

(1) Net of capitalized interest of $3,878 and $2,342 for the three months ended December 31, 2022 and 2021, respectively; and $12,393 and $9,028 for the twelve months ended December 31, 2022 and 2021, respectively.

(2) Net of capitalized development costs of $2,511 and $2,402 for the three months ended December 31, 2022 and 2021, respectively; and $9,985 and $7,713 for the twelve months ended December 31, 2022 and 2021, respectively.